Novume Completes Acquisition of OpenALPR

Company Acquires Leading Vehicle Recognition System Software

CHANTILLY, VA / ACCESSWIRE / March 13, 2019 / Novume Solutions, Inc. (NASDAQ: NVMM) announced today it has completed its acquisition of substantially all of the assets of OpenALPR Technology, Inc. ("OpenALPR"). OpenALPR founder and Chief Technology Officer Matt Hill will join Novume as Chief Science Officer, effective immediately.

The completed acquisition comes as OpenALPR's AI-powered vehicle recognition software continues to expand its coverage. OpenALPR released significant upgrades to its software in October of 2018, including seamless video analysis, additional data analytics and expanded international support. Since then, OpenALPR's license plate recognition ("LPR") coverage has increased to over 9,000 cameras, as it continues its expansion into the vehicle recognition market, which Wise Guy Reports estimates to be a $4.25 billion global market by 2023.

"We are thrilled to complete this acquisition as the advantages in accuracy, content and ease of use of the OpenALPR platform are rapidly becoming recognized in the vehicle recognition system market around the globe. We also welcome Matt Hill to the Novume team and look forward to his leadership as we continue to develop industry-leading technologies in this rapidly growing market segment," said Robert Berman, Novume CEO. "Novume now possesses technology to serve both sides of the market. We can provide complete hardware/software packages for new or upgraded installations and hassle-free software integration into most existing camera systems. This allows us to significantly broaden our prospective customer-base and be a disruptive force in the ALPR hardware industry.

"The OpenALPR software has grown quickly into an industry standard within the vehicle recognition market. By joining Novume, we will gain access to influential resources within the Federal and law enforcement industries that will allow us to expedite the growth of our products," said Hill. "The demand for LPR solutions for private security, government, law enforcement, and on corporate and educational campuses continues to grow. Being part of Novume will enable us to meet those industry needs and support the development of other disruptive technologies."

To finance the acquisition and provide additional working capital, Novume issued $20 million of senior secured promissory notes to a consortium of private lenders.

About OpenALPR Technology, Inc.

OpenALPR builds software that enables automatic license plate and vehicle recognition through virtually any IP camera. Its industry-leading artificial intelligence-based solutions can be hosted locally or in the cloud. Combined with its robust and growing license plate database covering over 60 countries, OpenALPR's software can identify in real time vehicle license plate data, vehicle color, make, model and body type.

About Novume Solutions, Inc.

Novume provides products and services to both government and private sector clients, with an emphasis on public safety, risk management and workforce solutions. We are a holding company that integrates technology and human capital to solve complex client challenges in today's world. We provide Solutions for a New Generation. For more information, please visit novume.com, or connect with us on Twitter, LinkedIn, or Facebook.

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Media Contact:

Matthew Bretzius

FischTank Marketing and PR

matt@fischtankpr.com

Investor Contact:

Robert Berman

Novume Solutions

ir@novume.com

SOURCE: Novume Solutions, Inc.